Exhibit 99.2

www.bankrate.com

For more information contact:

Steven Barnhart

SVP & Chief Financial Officer

steve.barnhart@bankrate.com

(917) 368-8600

FOR IMMEDIATE RELEASE

BANKRATE PROVIDES BUSINESS UPDATE, INCLUDING PRELIMINARY SELECTED FOURTH QUARTER 2014 FINANCIAL RESULTS

NEW YORK, NY – March 17, 2015 -- Bankrate, Inc. (NYSE:RATE) today provides a business update, including preliminary selected financial results for the three months ended December 31, 2014. The preliminary information has been prepared by the Company’s management and has not undergone the audit by the Company’s outside auditors that is customary for the release of annual results. The results are preliminary due to the additional time needed to complete the Company’s review of its financial statements for the prior periods described below (see “Other Matters”), the impact, if any, of such review on the Company’s results for the three months ended December 31, 2014, and the impact, if any, of adjustments resulting from the audit by the Company’s outside auditors of the Company’s financial results for 2014.   Due to the ongoing review of the Company’s financial statements, the Company has provided only selected financial data in this press release, which is subject to change.

President and Chief Executive Officer, Kenneth S. Esterow, commented, “We are releasing this business update for the fourth quarter to provide our shareholders, customers, and employees with information as to the current financial condition and results of operations of Bankrate.  The process of reviewing the Company’s financial statements for 2011, 2012 and 2013, as well as for issuing full year 2014 audited financial statements continues to progress.  The Bankrate Audit Committee and its advisors continue to work diligently to complete that review.”

Total revenue from continuing operations for the fourth quarter of 2014 is expected to be approximately $136.5 million.    GAAP net income for the fourth quarter of 2014 is expected to be between $8.5 million and  $8.9 million, which includes the impact of approximately $4.1 million of legal and other expenses relating to the previously disclosed regulatory investigations and related litigation, and the internal review of the Company’s financial statements for fiscal years 2011, 2012 and 2013. Adjusted EBITDA margin for the fourth quarter of 2014 is expected to be between 24% and 25%, which also includes the impact of the approximately $4.1 million of legal and other expenses described above.  Both revenue from continuing operations and Adjusted EBITDA margin exclude Bankrate’s China operations, which are classified as discontinued operations. The Company expects to report cash and cash equivalents at the end of the fourth quarter of approximately $141.7 million.

2015 Guidance

The Company expects to issue 2015 guidance when it reports audited financial results for the full year 2014.

Fourth Quarter 2014 Business Highlights

Credit Cards

•	Cost per Application (“CPA”) revenue from credit cards is expected to be approximately $60.1 million in the fourth quarter of 2014.
•	Owned and operated sites’ organic card offer clicks increased approximately 10% versus the prior year quarter.
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Acquired Wallaby  (December 1, 2014), a provider of personal finance mobile and desktop applications that give consumers access to a comprehensive set of financial resources which maximizes their credit card rewards and spending.  Wallaby’s personalized real time recommendations include which credit card to use at the point of sale.  Wallaby had over  108,000 users as of December 31, 2014.

Insurance

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Cost per Lead (“CPL”) revenue from insurance leads is expected to be approximately $25.9 million and Cost per Click (“CPC”) revenue from insurance clicks and calls is expected to be approximately $19.4 million in the fourth quarter of 2014.

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Total lead volume increased by approximately 7% over the prior year quarter; click volumes were down 1% over the prior year quarter. Lead quality index was at the highest level since quality index tracking was initiated.

•	Health lead and click volume increased 15% and 128%, respectively, over the prior year quarter driven by strong performance during the Affordable Care Act ‘Open Enrollment’ Period.

Banking

•	CPC revenue from banking clicks and calls is expected to be approximately $16.9 million and Display (“CPM”) revenue is expected to be approximately $9.2 million in the fourth quarter of 2014.
•	Total banking clicks increased 18% over the prior year quarter driven by strong growth in deposit and other banking clicks.
•	Bankrate.com's "Moneyball" testing and optimization framework has ramped up significantly with 59 tests conducted in the quarter.
•	Integrated Bankrate.com’s rate tables into Yahoo’s mobile and search environments.

Senior Care

•	Revenue from Caring.com is expected to be approximately $4.0 million in the fourth quarter of 2014.
•	Qualified inquiry volume increased by 63% over the prior year quarter.
•	Acquired SeniorHomes.com (transaction closed on January 1, 2015), which adds significant organic traffic for qualified inquiries and increases senior housing facilities within the Caring.com network.

Other Matters

Due to the timing and ongoing review of the Company’s financial statements for the prior periods described below, the Company has provided only preliminary selected financial data (the “Preliminary Information”) in this press release.

As previously announced, the Securities and Exchange Commission (the “SEC”) and the United States Department of Justice (the “DOJ”) are conducting investigations relating to the Company’s financial reporting.  The Company is cooperating with these investigations. In connection with these matters and developments in the ongoing investigations, on September 14, 2014, the Company’s Audit Committee concluded that the Company’s previously issued financial statements for each of fiscal years 2011, 2012 and 2013 should no longer be relied upon pending the conclusion of a full internal review of these matters, which is ongoing.  The Audit Committee has retained its own independent counsel and independent forensic accountants.

There can be no assurance that the Company will reach the same conclusions as before regarding the application of accounting standards, management estimates or other factors affecting the Company’s financial statements in connection with such review, or that adjustments to or restatements of the Company’s financial statements for such periods or other periods will not be required as a result.

The Preliminary Information is preliminary and subject to change.  The Preliminary Information has not undergone the audit by the Company’s outside auditors that is customary for the release of annual results.  In addition, the Preliminary Information has not been certified by the Company’s Chief Executive Officer and Chief Financial Officer as would be required in connection with an Annual Report on Form 10-K.  The Preliminary Information represents the Company’s good faith belief as to the Company’s results for the three months ended December 31, 2014,  but it is pending any impact from the ongoing review of the Company’s financial statements for 2011, 2012 and 2013 and investors are cautioned that such information is neither final nor complete and should not be relied on as such.

Litigation Matters

2014 Securities Litigation

On October 28, 2014, a putative class action lawsuit was brought in the United States District Court for the Southern District of Florida against the Company and certain of its current and former officers and directors.  The suit, captioned Jahm v. Bankrate, Inc., et al., No. 14-CV-81323-DMM, alleges, among other things, that the Company’s 2011, 2012, and 2013 financial statements improperly recognized revenues and expenses and therefore were materially false and misleading.  On January 15, 2015, the court appointed the City of Los Angeles, acting through its Fire and Police Pensions System and by Order of and through its Board of Fire and Police Pensions Commissioners, as lead plaintiff.   On February 23, 2015, the lead plaintiff filed an amended complaint, which asserts claims against the Company, certain officers and directors of the Company, entities associated with Apax Partners, the underwriters of the Company’s March 2014 stock offering, and the Company’s independent registered public accountant, and generally alleges that the Company’s 2011, 2012, and 2013 financial statements were materially false and misleading and that the Company's common stock was sold in March 2014 pursuant to a registration statement and prospectuses that violated federal securities law.  The amended complaint seeks unspecified compensatory damages and rescission or rescissionary damages, and asserts claims on behalf of a proposed class consisting of all persons, other than the defendants, who purchased or otherwise acquired the Company’s securities between October 27, 2011 and October 9, 2014, inclusive.  On March 9, 2015, the Company filed a motion to dismiss the amended complaint.  That motion remains pending.  Two earlier lawsuits making similar allegations, captioned Tong v. Evans, et al., No. 14-cv-81183-KLR (S.D. Fla), and Atiyeh v. Evans, et al., No. 14 Civ. 8443 (JFK) (S.D.N.Y), were voluntarily dismissed by the respective plaintiffs in those actions.

Settlement of 2013 Securities Litigation

As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, a class action lawsuit captioned Arkansas Teacher Retirement System v. Bankrate, Inc., No. 13-CV-7183, was brought in the United States District Court for the Southern District of New York in October 2013.  The complaint, as amended, asserted claims against the Company, certain officers and directors of the Company, and entities associated with Apax Partners, and alleged, among other things, that the Company’s public disclosures regarding its insurance leads business were materially misleading.  On June 9, 2014, the Company announced that it had reached a proposed agreement to settle the litigation.  Under the terms of the proposed settlement, Bankrate agreed to pay a total of $18 million in cash to a Settlement Fund to resolve all claims asserted on behalf of investors who purchased or acquired Bankrate securities between June 16, 2011 and October 15, 2012.  The settlement agreement additionally provided that Bankrate denies all claims of wrongdoing or liability.  On November 25, 2014, the court approved the proposed settlement and dismissed with prejudice all claims asserted in the action.  The Company has paid the $18 million provided for by the settlement, a substantial portion of which was funded by the Company’s liability insurers.

Non-GAAP Measures

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including Adjusted EBITDA.  Adjusted EBITDA margin excludes Bankrate’s China operations, which are held for sale. Furthermore, Adjusted EBITDA margin adds back interest and other expense, income tax expense, depreciation and amortization, loss from discontinued operations, changes in fair value of contingent acquisition consideration, legal settlements, acquisition, divestiture, offering and related expenses, impact of purchase accounting, and stock-based compensation. Non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future.  Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results.  In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator, and distributor of personal finance content on the Internet. Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, CreditCards.com, InsuranceQuotes.com and Caring.com, our flagship websites, and other owned and operated personal finance websites, including Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, CarInsuranceQuotes.com, Insweb.com, CreditCards.ca, and NetQuote.com. Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of over 600 local markets, Bankrate generates rate tables in all 50 U.S. states. Bankrate develops and provides web services to over 100 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, AOL, CNBC, and Bloomberg. In addition, Bankrate licenses editorial content to over 500 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times, and The Boston Globe.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team.  Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability.  Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.  We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results.  Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the uncertainty surrounding the timing and results of our review of our financial statements; the timing and outcome of the SEC and DOJ investigations; the potential impact on our business and stock price of any announcements regarding our review of our financial statements, the SEC’s investigation or the DOJ’s investigation; our ability to maintain an effective system of internal controls and disclosure controls; potential regulatory action relating to our failure to timely file our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, our Annual Report on Form 10-K for the year ended December 31, 2014, and any future periods for which we may be unable to timely report; risks relating to the defense or litigation of lawsuits, including the putative class action lawsuit currently pending described in this release, and regulatory proceedings; review of our business and operations by regulatory authorities; the audit of our fiscal year ended December 31, 2014 by our independent outside auditor; the willingness of our advertisers to advertise on our websites or mobile applications; increased competition and its effect on our website traffic, advertising rates, margins and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; the number of consumers seeking information on the financial or senior care products and services we have on our websites or mobile applications; interest rate volatility; our ability to anticipate and manage cybersecurity risk; the effects of any security breach or any cyberattack on our systems, websites or mobile applications; our ability to manage traffic on our websites or mobile applications, and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; changes in application approval rates by our credit card issuer customers; our ability to successfully execute on our strategies, including without limitation our insurance quality initiative, our mobile strategy and the other initiatives mentioned in this release, and the effectiveness of our strategies, including without limitation whether they result in increased revenue or profitability; our ability to attract and retain executive officers and personnel; any failure or refusal by our insurance providers to provide coverage under our insurance policies; our ability to protect our intellectual property; the effects of facing liability for content on our websites or mobile applications; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our expansion of operations in the United Kingdom and China and possible expansion to other international markets, in which we may have limited experience, and our ability to successfully execute on our business strategies in international markets; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. Government; changes in consumer spending and saving habits; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines; and our ability to manage the risks involved in the foregoing.  For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion without limitation under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 along with any modifications or updates to those “Risk Factors” in our Quarterly Reports on Form 10-Q.  These documents are available on the SEC’s website at www.sec.gov.  Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  We undertake no obligation to update or revise forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

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